UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2009
Rambus Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
4440 El Camino Real, Los Altos CA 94022
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (650) 947-5000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On June 8, 2009, Rambus (the “Company”) received written notice from the court appointed administrator in the insolvency proceedings of Qimonda AG (“Administrator”) of the Administrator’s election of Non-Performance under Section 103 of the German Insolvency Code with respect to the Company’s Settlement and Patent License Agreement dated March 21, 2005, as amended by that certain Amendment No. 1 dated July 8, 2008 (such agreement and amendment, collectively, the “Patent License”). According to this notice, the Administrator has determined the Patent License is no longer enforceable by either party as of April 1, 2009. Furthermore, the notice states that the Administrator has terminated the Patent License. The Settlement and Patent License Agreement was originally entered into with Infineon (and its former parent, Siemens) and was assigned to Qimonda (formerly Infineon’s DRAM operations) in October 2006 in connection with Infineon’s spin-off of Qimonda.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2009	Rambus Inc.
/s/ Satish Rishi
Satish Rishi, Senior Vice President, Finance and
Chief Financial Officer